EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of March 31, 2026 (the “Eﬀective Date”), by and between Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”), and Eric Mosser (“Executive”).

RECITALS The Company wishes to employ Executive as Chief Executive Oﬃcer, and Executive wishes to accept employment, on the terms below. The Board has approved this Agreement and the related equity grants.

AGREEMENT

1.	Employment and Term The Company employs Executive as Chief Executive Oﬃcer for an initial three-year term beginning on the Eﬀective Date. The Agreement automatically renews for successive one-year periods unless either party gives 60 days’ written notice of non-renewal.

2.	Position and Duties Executive shall serve as Chief Executive Oﬃcer of the Company and shall have such duties and responsibilities as are customary for a chief executive oﬃcer of a public company of similar size and stage of development, including oversight of the Company’s recovery plan, SEC reporting obligations, disclosure controls, and strategic initiatives. Notwithstanding the foregoing, Executive may engage in non-conﬂicting outside activities (including board service or consulting) provided that such activities do not interfere with the performance of his duties to the Company and are approved in advance by the Board (which approval shall not be unreasonably withheld).

3.	Compensation (a) Base Salary. The Company shall pay Executive $15,000 per month, subject to standard withholdings and annual Board review.

(b)       Initial Equity Grants. On the Eﬀective Date the Company shall grant under the 2020 Plan (as amended): (i) 3,000,000 restricted shares of common stock at Fair Market Value; 600,000 shares vest immediately and the remaining 2,400,000 shares vest in equal quarterly installments of 200,000 shares at the end of each ﬁscal quarter over the next 12 quarters, subject to continued service; and (ii) options to purchase 3,000,000 shares at 100% of Fair Market Value; 600,000 options vest immediately and the remaining 2,400,000 options vest in equal quarterly installments of 200,000 options at the end of each ﬁscal quarter over the next 12 quarters, subject to continued service.

(c)       Annual Performance Equity Grant. Beginning on the Eﬀective Date and each anniversary thereafter during the Term, the Board may, in its sole discretion and based on Executive’s performance against Board-established metrics (such as ﬁnancial targets, operational milestones, or strategic goals), grant Executive non-qualiﬁed stock options equal to up to 3% of the Company’s then-outstanding shares of Common Stock (calculated on a fully-diluted basis immediately prior to the grant, rounded up to the nearest whole share) under the Plan. Each such grant, if awarded, shall vest 25% immediately on the grant date and 25% at the end of each of the following three ﬁscal quarters, subject to Executive’s continued service.

The forms of the Restricted Stock Award Agreement and both Non-Qualiﬁed Stock Option Agreements are attached as Exhibits C and D hereto and are incorporated by reference.

(d)       Change in Control Acceleration. All unvested equity awards (including the Initial Equity Grants and any outstanding Annual Performance Equity Grants) shall immediately vest in full upon the consummation of a Change in Control. A “Change in Control” means the consummation of any of the following (in one transaction or a series of related transactions): (i) any merger, consolidation, reorganization, asset contribution, business combination, or similar transaction involving the Company or any of its subsidiaries (whether or not the Company is the surviving entity); (ii) the sale, lease, transfer, or other disposition of all or substantially all of the assets of the Company or its subsidiaries; (iii) any acquisition by any person or group of beneﬁcial ownership of securities representing more than ﬁfty percent (50%) of the voting power of the Company; or (iv) any other transaction that results in a change in control of the Company or any subsidiary, as determined by the Board in good faith.

(e)       Asset-Sale Continuity Protection. Notwithstanding anything to the contrary, if a Change in Control consists solely of a sale, lease, transfer, or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or any subsidiary and does not result in a change in control of Kaival Brands Innovations Group, Inc. itself (i.e., the current oﬃcers and directors of the Company remain in place following the transaction), and if Executive is still employed by the Company (or its successor) immediately following the closing of such transaction, then: (i) this Agreement shall automatically renew for a fresh three-year term commencing on the last day of the calendar month in which the Change in Control transaction closed; and (ii) the on the same day Company shall issue (A) 6,000,000 new non-qualiﬁed stock options at Fair Market Value (1,500,000 vest immediately and the remaining 4,500,000 vest in equal quarterly installments of 375,000 options at the end of each ﬁscal quarter over the ensuing twelve (12) quarters, subject to continued service) and (B) a new 3% Annual Performance Equity Grant as the initial grant for the renewed term. The Board (or the board of the successor entity) shall promptly conﬁrm in writing that the conditions of this subsection have been satisﬁed.

(f)       Anti-Dilution Adjustments. All equity grants shall receive standard anti-dilution adjustments under the 2020 Plan.

4.	Beneﬁts Executive shall participate in all Company beneﬁt plans available to senior executives.

5.	Termination (a) If the Company terminates Executive without Cause or Executive terminates for Good Reason, all unvested equity shall immediately vest 100%. (b) In all other terminations, Executive receives only accrued Base Salary and any already-vested equity.

6.	Restrictive Covenants Executive shall comply with the conﬁdentiality, non-competition, non-solicitation, and IP assignment provisions in Exhibit A (12-month post-termination).

7.	Indemniﬁcation The Company shall indemnify Executive to the fullest extent permitted by Delaware law and maintain D&O insurance covering Executive on the same basis as other senior oﬃcers.

8.	Miscellaneous This Agreement is governed by Delaware law, constitutes the entire agreement, may be amended only in writing, and may be executed in counterparts. Invalid provisions shall be severed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Eﬀective Date.

Kaival Brands Innovations Group, Inc.

By:	/s/ Mark Thoenes
Mark Thoenes, Chairman
Date:	March 31, 2026

Executive

By:	/s/ Eric Mosser
Eric Mosser
Date:	March 31, 2026

Exhibit A – Restrictive Covenants

RESTRICTIVE COVENANTS

1.       Conﬁdentiality. During the term of employment and at all times thereafter, Executive shall keep conﬁdential and shall not use or disclose to any third party any Conﬁdential Information of the Company or its subsidiaries, except as required in the performance of Executive’s duties or as required by law. “Conﬁdential Information” means all non-public information relating to the Company’s business, products, technology, customers, suppliers, strategies, ﬁnancial data, trade secrets, and any other proprietary information.

2.       Intellectual Property Assignment. All inventions, discoveries, improvements, works of authorship, and other intellectual property conceived, developed, or made by Executive during the term of employment shall be the sole and exclusive property of the Company. Executive hereby assigns all right, title, and interest in such intellectual property to the Company and agrees to execute any documents necessary to perfect the Company’s ownership.

3.       Remedies. Executive acknowledges that any breach of this Exhibit A could cause irreparable harm to the Company for which monetary damages would be inadequate. The Company shall be entitled to injunctive relief, in addition to any other remedies available at law or in equity, without the necessity of posting a bond.

4.       Survival. The obligations under this Exhibit A shall survive the termination of Executive’s employment for any reason.

Exhibit B – Good Reason Deﬁnition DEFINITION OF GOOD REASON

“Good Reason” means the occurrence of any of the following without Executive’s prior written consent: (i) a material diminution in Executive’s authority, duties, or responsibilities; (ii) a material reduction in Executive’s base salary; (iii) a requirement that Executive relocate more than ﬁfty (50) miles from the Company’s principal executive oﬃces; or (iv) any material breach by the Company of this Agreement.

To constitute Good Reason, Executive must provide written notice to the Company of the existence of the condition within ninety (90) days of its initial existence, and the Company shall have thirty (30) days to cure. If the condition is not cured within the cure period, Executive must terminate employment within thirty (30) days after the end of the cure period.

Exhibit C – Restricted Stock Award Agreement (attached).

Exhibit D – Non-Qualiﬁed Stock Option Agreements (both attached).

RSA Award Agreement (Exhibit C)

RESTRICTED STOCK AWARD AGREEMENT Under the Amended and Restated 2020 Stock and Incentive Compensation Plan

Grant Date: March 31, 2026

Grantee: Eric Mosser

Number of Shares: 3,000,000

Kaival Brands Innovations Group, Inc. (the “Company”) hereby grants to the Grantee named above a Restricted Stock Award of 3,000,000 shares of common stock under the Company’s Amended and Restated 2020 Stock and Incentive Compensation Plan (the “Plan”).

Vesting Schedule:

•	600,000 shares vest immediately on the Grant Date.

•	The remaining 2,400,000 shares vest in equal quarterly installments of 200,000 shares at the end of each ﬁscal quarter over the next 12 quarters, subject to the Grantee’s continued service.

All other terms are governed by the Plan and the Employment Agreement dated March 31 , 2026 between the Company and the Grantee.

Kaival Brands Innovations Group, Inc.

By:	/s/ Eric Morris
Name:	Eric Morris
Title:	Chief Financial Oﬃcer/Director
Date:	March 31, 2026

Grantee

By:	/s/ Eric Mosser
Name:	Eric Mosser
Date:	March 31, 2026

Initial NQSO Award Agreement (3M Grant – Exhibit D)

NON-QUALIFIED STOCK OPTION AGREEMENT Under the Amended and Restated 2020 Stock and Incentive Compensation Plan

Grant Date: March 31, 2026

Grantee: Eric Mosser

Number of Options: 3,000,000

Exercise Price: 100% of Fair Market Value on Grant Date ( $0.0152 )

Kaival Brands Innovations Group, Inc. (the “Company”) hereby grants to the Grantee named above non-qualiﬁed stock options to purchase 3,000,000 shares of common stock under the Company’s Amended and Restated 2020 Stock and Incentive Compensation Plan (the “Plan”).

Vesting Schedule:

•	600,000 options vest immediately on the Grant Date.

•	The remaining 2,400,000 options vest in equal quarterly installments of 200,000 options at the end of each ﬁscal quarter over the next 12 quarters, subject to the Grantee’s continued service.

All other terms are governed by the Plan and the Employment Agreement dated March 31 , 2026 between the Company and the Grantee.

Kaival Brands Innovations Group, Inc.

By:	/s/ Eric Morris
Name:	Eric Morris
Title:	Chief Financial Oﬃcer/Director
Date:	March 31, 2026

Grantee

By:	/s/ Eric Mosser
Name:	Eric Mosser
Date:	March 31, 2026

3% Annual Performance Equity Grant NQSO Award Agreement (Annual Template)

NON-QUALIFIED STOCK OPTION AGREEMENT Under the Amended and Restated 2020 Stock and Incentive Compensation Plan

Grant Date: March 31, 2026

Grantee: Eric Mosser

Number of Options: 586,060

Exercise Price: 100% of Fair Market Value on Grant Date ( $0.0152 )

Kaival Brands Innovations Group, Inc. (the “Company”) hereby grants to the Grantee named above non-qualiﬁed stock options under the Company’s Amended and Restated 2020 Stock and Incentive Compensation Plan (the “Plan”) pursuant to Section 3(c) of the Employment Agreement dated March 31, 2026.

Vesting Schedule:

•	25% of the options vest immediately on the Grant Date.

•	The remaining 75% of the options vest in equal quarterly installments of 25% at the end of each of the following three ﬁscal quarters, subject to the Grantee’s continued service.

All other terms are governed by the Plan and the Employment Agreement dated March 31, 2026 between the Company and the Grantee.

Kaival Brands Innovations Group, Inc.

By:	/s/ Eric Morris
Name:	Eric Morris
Title:	Chief Financial Oﬃcer/Director
Date:	March 31, 2026

Grantee

By:	/s/ Eric Mosser
Name:	Eric Mosser
Date:	March 31, 2026